Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G0117L1142

AEI CAPFORCE II INVESTMENT CORP

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-FIFTH (1/5) OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT _____________________ is the owner of _________ Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Ordinary Shares”), of AEI CapForce II Investment Corp, a Cayman Islands exempted company (the “Company”) and one right to receive one-fifth (1/5) of one Class A ordinary share upon the consummation of an initial business combination (each, a “Right”).

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-fifth (1/5) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the business combination. The terms of the Rights will be governed by the Rights Agreement dated as of ________, 2025 by and between Continental Stock Transfer & Trust Company and the Company.

The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to __________, 2026, unless the representatives of the underwriters elect to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin.

Upon the consummation of the Business Combination, the Units represented by this certificate will automatically separate into the Ordinary Shares and Rights comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

Witness the facsimile signatures of the duly authorized officers of the Company:

Chief Executive Officer	Corporate Secretary

AEI CapForce II Investment Corp

The Company will furnish without charge to each unitholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – ____ as tenants in common

TEN ENT – ____as tenants by the entirety

JT TEN – ____as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — ________ Custodian __________ under Uniform Gifts to Minors Act _____________

                                     (Cust)                             (Minor)                                                                                 (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sells, assigns and transfers unto _______________________________

whose social security number or other identifying number is ______________ and whose address is __________

_______________________, ________________Units represented by the within Certificate, and does hereby irrevocably constitute and appoint______________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: ________________
(legal signature)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPONDENCE WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed: __________________________

The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings & loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17A d-15 (or any successor rule) under the Securities Exchange Act of 1934, as amended).

In each case, as more fully described in the Company’s final prospectus for its initial public offering dated __________, 2025, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in the Company’s initial public offering and liquidates because it does not consummate the Business Combination by the date set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s Business Combination or to redeem 100% of the Ordinary Shares if it does not consummate the Business Combination by the date set forth in the Company’s amended and restated memorandum and articles of association or (b) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.